Exhibit (n)(1)

ATTORNEYS AT LAW

1025 Thomas Jefferson Street, NW | Suite 400 West

Washington, DC 20007-5208

202.965.8100 | fax 202.965.8104 www.carltonfields.com

Atlanta

Florham Park

Hartford

Los Angeles

Miami

New York

Orlando

Tallahassee

Tampa

Washington, DC

West Palm Beach

May 3, 2021

Great-West Life & Annuity Insurance Company of New York

370 Lexington Avenue, Suite 703

New York, New York 10017

Re:	COLI VUL-2 Series Account

  Post-Effective Amendment No. 22 to the Registration Statement on N-6

  File Nos. 333-144503 and 811-22091

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company of New York, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the policies described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A. practices law in California through Carlton Fields, LLP.